NTL Expects Agreement Among All Parties to Exit Chapter 11

New York, November 29, 2002 - NTL Incorporated (OTC BB: NTLDQ; NASDAQ Europe:
NTLI) announced today that it expects that it will reach agreement in principle on the final terms of the various arrangements necessary for NTL to consummate its plan of reorganization with the providers of the exit facility and the steering committee of the banks in the very near future. In the light of this agreement, the DIP facility has been extended.

All parties expect the effective date to occur in the very near future.

                                     -End-

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995:

Certain statements contained herein constitute forward- looking statements as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, believe, will, expects and similar expressions identify such forward looking statements. Such forward-looking statements involve known and unknown risks (including but not limited to the risks described in the Company's annual report on Form 10- K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the period ended March 31, 2002), uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward looking statements. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

Copies of a prospectus under the UK Public Offers of Securities Regulations 1995 in relation to the proposed issue of shares of common stock and warrants by NTL UK and Ireland under the plan of reorganization will be published in due course and will be available following publication free of charge at NTL's offices at Bartley Wood Business Park, Hook, Hampshire RG27 9UP, UK, during normal business hours on any weekday (excluding Saturdays and public holidays) for so long as the rights offering comprised in the plan remains open for acceptance.



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